UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Laird Superfood, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MESSAGE FROM OUR CHAIRMAN

Dear Stockholder:

We are pleased to invite you to join us for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (“Laird Superfood” or the “Company”), which will be held on June 26, 2026 at 10:00 a.m. Mountain Time, virtually, during which time you will be able to vote your shares electronically and submit questions.

Fiscal year 2025 was a transformative year for Laird Superfood. We continued to build on the strategic and operational momentum of the prior year, delivering profitable growth across our core platform while positioning the Company for an entirely new chapter. In March 2026, we completed two interrelated transactions that meaningfully expanded our scale and our addressable market: our acquisition of Navitas Organics, and a $50.0 million strategic investment by affiliates of Nexus Capital Management LP (“Nexus”), which was used to fund the acquisition. Together with an additional $60.0 million strategic investment by affiliates of Nexus used to fund our subsequent acquisition of Terrasoul, these steps established Laird Superfood as a multi-brand platform in the superfoods and functional nutrition category.

At the Annual Meeting, we are asking our stockholders to consider six items of business. First, we are asking you to elect eight director nominees named in the attached proxy statement, each of whom is a current director.

Second, we are asking stockholders to ratify our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. Third and fourth, in connection with the Company’s emergence from emerging‑growth‑company status, we are asking stockholders to cast their first advisory votes on the compensation of our named executive officers and on the frequency of future “say‑on‑pay” votes. Fifth, we are asking stockholders to approve a Second Amendment to our 2020 Omnibus Incentive Plan to increase the number of shares of common stock available for issuance thereunder. Finally, the meeting will provide an opportunity to transact such other business as may properly come before the Annual Meeting.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, please refer to the instructions included on the enclosed proxy card. If your shares are held in the name of a bank, broker, trust, or other nominee and you receive these materials through such nominee, please complete and return the materials in accordance with the instructions provided to you by such nominee or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to follow the instructions provided to you and vote your shares today, even if you plan to attend the virtual meeting.

On behalf of the Board of Directors and the entire Laird Superfood team, thank you for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

Grant J. LaMontagne

Chairman of the Board

May 22, 2026

Laird Superfood, Inc.

5303 Spine Road, Suite 204,

Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 26, 2026

Date:	June 26, 2026	Record Date:	May 18, 2026
Time:	10:00 AM MT	Attendance:	www.virtualshareholdermeeting.com/LSF2026

To the Stockholders of Laird Superfood, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) will be held on June 26, 2026 at 10:00 a.m. Mountain Time as a virtual meeting held entirely over the Internet.

You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.proxyvote.com and entering the 16-digit control number included in the proxy card or the voting instructions that accompanied the proxy materials.

At the Annual Meeting, stockholders will consider and act on the following items:

1.

to elect as directors the eight nominees named in the accompanying proxy statement to a term of one year each, or until their successors have been duly elected and qualified (the “Director Election Proposal”);

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal”);
3.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”);
4.	to recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Frequency Proposal”);
5.

to approve an amendment to our 2020 Omnibus Incentive Plan (the “Incentive Plan”) to increase the number of shares authorized for issuance pursuant to the Incentive Plan and to extend the term of the Incentive Plan (the “Incentive Plan Amendment Proposal”); and

6.	to transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s), or recess(es) thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal.

The Company’s Board of Directors recommends that, at the Annual Meeting, you vote “FOR” each of the director nominees in Proposal 1; “FOR” Proposals 2, 3 and 5; and, on Proposal 4, for a frequency of ONE YEAR for future advisory votes on the compensation of our named executive officers.

The Board of Directors has fixed 5:00 p.m., Mountain Time, on May 18, 2026 as the record date (the “Record Date”). Only holders of shares of common stock and holders of Series A Preferred Stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any adjournment(s), postponement(s), or recess(es) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2026

Hard copies of this notice, the Company’s proxy statement in connection with the Annual Meeting, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) will be mailed to stockholders of record as of the close of business on May 18, 2026. In addition to delivering paper copies of these proxy materials to you by mail, this notice, the accompanying proxy statement, form of proxy and the 2025 Annual Report are available to stockholders electronically via the internet at the following website: http://www.proxyvote.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting online, we request that you vote your shares in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a bank, broker, trust, or other nominee, and you receive these materials through such nominee, please complete and return the materials in accordance with the instructions provided to you by such nominee or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Jason Vieth

Chief Executive Officer and Director

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

(541) 588-3600

_____________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 26, 2026

_____________________

The Board of Directors (the “Board”) of Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) is soliciting your proxy for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment(s), postponement(s), or recess(es) thereof. The Annual Meeting will be held on June 26, 2026 at 10:00 a.m. Mountain Time, virtually at www.virtualshareholdermeeting.com/LSF2026. This Proxy Statement, the form of proxy card and our 2025 Annual Report are expected to be first sent or given to stockholders on or about May 22, 2026.

The Board has fixed the close of business on May 18, 2026 as the record date (the “Record Date”) for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,004,348 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of our outstanding Series A Convertible Preferred Stock are entitled to vote on each matter submitted to a vote of the stockholders at the Annual Meeting on an as-converted basis, voting together with the holders of common stock as a single class. As of the Record Date, holders of our outstanding Series A Preferred Stock were entitled to vote 30,812,324 shares of common stock based on the number of shares of common stock into which their shares are convertible.

Each share of common stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting. Each share of Series A Preferred Stock outstanding on the Record Date entitles the holder thereof to a number of votes equal to the number of shares of common stock into which such share is convertible as of the Record Date, voting together with the common stock as a single class.

The executive offices of the Company are located at, and the mailing address of the Company is, 5303 Spine Road, Suite 204, Boulder, Colorado 80301. Unless the context otherwise indicates, references to “Laird Superfood,” “we,” “our,” “us” and the “Company” refer to Laird Superfood, Inc. and its subsidiary on a consolidated basis.

_____________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2026:

In addition to delivering paper copies of the proxy materials to you by mail, the Notice, the Proxy Statement, the form of proxy and Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Annual Report") are available to stockholders electronically via the internet at the following website: www.proxyvote.com

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. This summary does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote. The mailing of this proxy statement and a proxy card to shareholders will commence on or about May 22, 2026.

Laird Superfood at a Glance

Laird Superfood creates clean, functional, and sustainability-conscious products, many of which incorporate adaptogens which may be beneficial in reducing stress, improving energy levels, enhancing mental performance, mood regulation, and immune system support. Our primary products include (i) coffee solutions, (ii) functional foods. Consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. Our long-term goal is to build and scale a widely recognized brand that authentically focuses on natural ingredients, nutritional density, and functionality, which we believe will allow us to maximize penetration of a multi-billion-dollar opportunity in the grocery market. We generate revenue through two channels: e-commerce and wholesale.

Fiscal Year 2025 Business Highlights

●	Net Sales of $49.9 million compared to $43.3 million in the corresponding prior year period, representing 15% growth.
●	E-commerce sales decreased by 3% year over year and contributed 50% of total Net Sales. Softness on our DTC platform was offset in part by growth of sales through Amazon.com.
●	Wholesale sales increased by 41% year over year and contributed 50% of total Net Sales, driven by distribution expansion and velocity improvement in grocery and club outlets.
●

Gross Margin was 37.9% compared to 40.9% in the corresponding prior year period. This margin contraction was driven by settlement recoveries in fiscal year 2024 which did not repeat in fiscal year 2025, as well as increased procurement costs related to commodity cost inflation and tariffs.

●

Net Loss was $3.3 million, or $0.31 per diluted share, compared to Net Loss of $1.8 million, or $0.18 per diluted share, in the corresponding prior year period. The increase was driven primarily by impairment charges on long-lived intangible assets and increased professional fees incurred in connection with the Navitas Acquisition.

●

Adjusted EBITDA was $0.3 million, compared to ($0.7) million in the corresponding prior year period. This improvement was driven by Net Sales growth and decreased general and administrative costs, offset in part by Gross Margin contraction driven by increased product costs due to commodity prices and tariffs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures in Appendix B.

Recent Developments

The Navitas Acquisition. On March 12, 2026, we acquired all of the issued and outstanding equity of Navitas LLC (“Navitas”) from the Navitas Sellers and of Global Superfoods Corp. (a holding company whose sole purpose is to hold units of Navitas) from Encore, for a purchase price of $38.5 million in cash, subject to customary purchase price adjustments (the “Navitas Acquisition”).

The Terrasoul Acquisition. On April 21, 2026, we completed the acquisition of Terrasoul Superfoods, LLC (“Terrasoul”) (the “Terrasoul Acquisition”) for a purchase price of (i) $48.0 million in cash, subject to customary purchase price adjustments, and (ii) contingent consideration of up to $5.0 million in cash payable upon the achievement of specified performance-based milestones following the closing of the Terrasoul Acquisition. Terrasoul is a vertically integrated, branded superfoods platform offering a portfolio of products including nuts, seeds, dried fruits, powders, baking ingredients, and functional beverage mix-ins, sourced globally and processed and packaged in-house. We acquired Terrasoul to expand our product portfolio, broaden our distribution footprint across e-commerce, foodservice, and retail channels, and further our strategy of building a scaled platform in the superfoods and functional nutrition category.

The Nexus Investment. Concurrently with the closing of the Navitas Acquisition, we completed the transactions contemplated by that certain investment agreement, dated December 21, 2025 (the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”), and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP (“Nexus”), pursuant to which the Investor purchased an aggregate of 50,000 initial shares (the "Initial Shares") of Series A Preferred Stock at a purchase price of $1,000 per share for gross proceeds of $50.0 million at closing (the “Nexus Investment”). The net proceeds from the Nexus Investment were subsequently used to complete the transactions contemplated by the Navitas Acquisition agreement (the Nexus Investment together with the Navitas Acquisition, the “Transactions”). Concurrently with the Terrasoul Closing, we completed the subsequent issuance of an additional 60,000 shares of Series A Preferred Stock (the “Additional Shares”), convertible into an aggregate of 16,806,722 shares of Common Stock, under our option pursuant to the Investment Agreement as approved by a majority of the disinterested directors on March 27, 2026. Net proceeds were used to fund the Terrasoul Acquisition.

For additional discussion of the Transactions, the Terrasoul Acquisition, the Investment Agreement and the related Series A Preferred Stock terms, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026.

Overview of Proposals

This Proxy Statement contains six proposals requiring stockholder action:

No.	Proposal	Board Recommendation	Page
1	Election of eight director nominees to a term of one year each	FOR each nominee	11
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	32
3	Advisory vote on the compensation of our named executive officers (the “Say-on-Pay Proposal”)	FOR	35
4	Advisory vote on the frequency of future Say-on-Pay votes (the “Say-on-Frequency Proposal”)	ONE YEAR	36
5	Approval of an amendment to the Incentive Plan to increase the number of shares authorized for issuance pursuant to the Incentive Plan and to extend the term of the Incentive Plan.	FOR	37
6	To transact any other business that may properly come before the Annual Meeting	—	45

Quorum and Voting Information

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. Holders of Series A Preferred Stock that are present in person or by proxy will also be counted toward the quorum on an as-converted basis.

Voting Recommendations of the Board

The Board recommends that you provide voting instructions, or that, if you submit your proxy without providing voting instructions, your proxy be voted, as follows:

•	FOR each of the eight nominees for director named in Proposal 1;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);
•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3);
•	FOR a frequency of ONE YEAR for future advisory votes on the compensation of our named executive officers (Proposal 4); and
•	FOR the approval of the Second Amendment to the 2020 Omnibus Incentive Plan (Proposal 5).

Vote Required

Proposal 1 (Election of Directors): Assuming the presence of a quorum, the eight nominees that receive the highest number of votes properly cast at the Annual Meeting (i.e., a plurality of the votes cast) will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

Proposal 2 (Auditor Ratification): Requires the affirmative vote of the holders of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2. Because Proposal 2 is considered a “routine” matter, your bank, broker, trust or other nominee will be permitted to vote your shares on Proposal 2 in its discretion even if you do not provide voting instructions.

Proposal 3 (Say-on-Pay): The advisory vote on executive compensation requires the affirmative vote of the holders of a majority of the votes cast on the matter. While the result of this vote is advisory and non-binding, the Board and the Compensation Committee value your input and will consider the outcome of the vote when making future compensation decisions. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

Proposal 4 (Say-on-Frequency): With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the frequency (every one, two or three years) receiving the greatest number of votes cast on the matter will be considered the recommendation of stockholders. While the result of this vote is advisory and non-binding, the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

Proposal 5 (Plan Amendment): Requires the affirmative vote of the holders of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of Proposal 5.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or by telephone, mail or other electronic means. We will reimburse banks, brokers, trustees and other nominees for their out-of-pocket expenses incurred in forwarding our proxy materials to beneficial owners. We have engaged Broadridge Financial Solutions, Inc. to assist us with the distribution of proxy materials and tabulation of votes.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your bank, broker, trust, or other nominee in order to vote your stock at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that the regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, SEC rules allow us to send only one proxy statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at 5303 Spine Road, Suite 204, Boulder, Colorado 80301, Attn: Investor Relations or by emailing investors@lairdsuperfood.com. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, trust, or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address, phone number or email set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.” See “What is the difference between a stockholder of record and a ‘street name’ holder?” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

Why have a virtual meeting?

We have determined to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to stockholder participation and environmentalism and will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.

How can I vote my shares in person and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/LSF2026. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

To vote your shares without attending the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank, broker, trust, or other nominee and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the Annual Meeting.

What will I need in order to attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, May 18, 2026 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2026 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your bank, broker, trust, or other nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

What is the record date and what does it mean?

The record date determines the stockholders that are entitled to notice of, and to vote at, the Annual Meeting. The Record Date for the Annual Meeting is 5:00 p.m., Mountain Time, on May 18, 2026. The Record Date was established by our Board as required by Nevada law. As of the Record Date, 11,004,348 shares of our common stock were issued and outstanding. As of the Record Date, the Series A Preferred Stock was convertible in the aggregate to 30,812,324 shares of our common stock.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock and Series A Preferred Stock at 5:00 p.m., Mountain Time, on the Record Date may vote at the Annual Meeting. Holders of the Series A Preferred Stock are entitled to vote with the holders of the Class A common stock on an “as converted” basis as set out in the Certificate of Designation for the Series A Preferred Stock (the “Series A Certificate of Designation”).

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation (the “Articles of Incorporation”) nor our Bylaws (the “Bylaws”) allow for cumulative voting rights.

The presence, in person or by remote communication or by proxy, of the holders of a majority in voting power of the capital stock of the Company issued and outstanding and entitled to vote, is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the person presiding over the meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication or by proxy, may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned. Pursuant to our Bylaws, for the purposes of this virtual Annual Meeting, presence “in person” is satisfied by being present online during the audio webcast at www.virtualshareholdermeeting.com/LSF2026.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Broadridge, the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank, broker, trust, or other nominee, such nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the Director Election Proposal, Say-on-Pay Proposal, Say-on-Freqand the Incentive Plan Amendment Proposal. Your broker does have discretionary authority to vote your stock with respect to the Auditor Ratification Proposal.

How do I vote my stock?

If you are a record holder, you may vote your common stock by following the instructions included on your proxy card. To vote at the Annual Meeting, you must attend the Annual Meeting online and submit a ballot in accordance with the instructions provided at www.virtualshareholdermeeting.com/LSF2026. The ballot will be provided online during the Annual Meeting. See “How can I vote my shares in person and participate at the Annual Meeting?” above for more information.

If you complete and submit a proxy card but fail to complete one or more of the voting instructions, then the proxies designated in the proxy card will vote your stock as follows for each proposal for which you provide no voting instructions: “FOR” each of the Director Nominees in the Director Election Proposal, “FOR” the Auditor Ratification Proposal, “FOR” the Say-on-Pay Proposal, “ONE YEAR” for the Say-on-Frequency Proposal, and “FOR” the Incentive Plan Amendment Proposal. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker, trust, or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your bank, broker, trust, or other nominee may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.

Alternatively, if you want to vote your stock online at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy, you will not be able to vote your nominee-held stock online at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by The Carideo Group, the inspector of election appointed for the Annual Meeting, or its substitute. Votes for each proposal will be tabulated separately.

Can I vote my stock online at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the virtual meeting by completing a ballot online at the Annual Meeting at www.virtualshareholdermeeting.com/LSF2026. See “How can I vote my shares in person and participate at the Annual Meeting?” and “How do I vote my stock?” above for more information.

If you hold your stock in “street name,” you may vote your stock online only if you obtain a proxy issued by your bank, broker, trust, or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting online, we recommend that you also vote your shares as soon as possible so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What if I do not specify how I want my stock voted on my proxy card?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on the proposals, the proxies designated on the proxy card will vote your stock for each proposal as to which you provide no voting instructions in accordance with the recommendations of the Board of Directors.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker, trust, or other nominee will be unable to vote that stock, except with respect to the Auditor Ratification Proposal. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

●	attending the Annual Meeting and voting your stock by ballot online at the Annual Meeting;
●	completing and submitting a new valid proxy bearing a later date;
●	voting by telephone or via the Internet as instructed in your proxy card (only your latest telephone or Internet proxy is counted); or
●

giving written notice of revocation to the Company addressed to the Company’s Corporate Secretary at the Company’s address above, which notice must be received before the final vote at the Annual Meeting.

If you are a “street name” holder, your bank, broker, trust, or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominees that receive the most votes from the holders of the shares of our common stock for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the votes cast on the matter at the Annual Meeting is required for the election of the Director Nominees). The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter by the holders entitled to vote thereon. The Say-on-Pay Proposal requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting on this proposal, provided a quorum is present. Because this vote is advisory, it will not be binding on the Company or the Board of Directors. For the Say-on-Frequency Proposal, if one of such frequencies receives a majority of the affirmative votes cast by holders of shares of our voting stock that are present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, the frequency receiving such majority vote will be considered the frequency that has been recommended by stockholders. The Incentive Plan Amendment Proposal require the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter by the holders entitled to vote thereon.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect on the Director Election Proposal, Auditor Ratification Proposal, Say-on-Pay Proposal, Say-on-Frequency Proposal, and the Incentive Plan Amendment Proposal.

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Director Election Proposal, Say-on-Pay Proposal, Say-on-Frequency Proposal, or Incentive Plan Amendment Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations by emailing investors@lairdsuperfood.com.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Overview

Our Board currently consists of eight directors and is not classified. Each of our current directors was nominated by the Board, upon recommendation of the Nominating and Corporate Governance Committee, to stand for re-election at the Annual Meeting. The Board has fixed the number of directors to be elected at the Annual Meeting at eight, and each of the nominees, if elected, will serve a one-year term expiring at the next annual meeting, or until such director’s earlier death, resignation, or removal from the Board.

Each of the Director Nominees has consented to serve if elected. However, if any of the Director Nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to the Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. Below are the general criteria for the evaluation of current and proposed directors:

•	high standards of integrity, commitment and independence of thought, and judgment;
•

diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of business, or health-related endeavors;

•	confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all relevant persons;
•	ability to devote sufficient time, energy, and attention to corporate affairs;
•

active participation in the decision-making process, willingness to make difficult decisions in our best interest and the interests of our stockholders and demonstrated diligence and faithfulness in attending Board and Committee meetings; and

•	freedom from any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

Nominees and Nexus Designation Rights

In connection with the closing of the Nexus Investment on March 12, 2026 (described under “Certain Relationships and Related Person Transactions”), the Board approved an increase in its size to nine members and appointed Doug Behrens, Michael Cohen, Kayla Dean Obia, and Kristin Patrick as designees of affiliates of Nexus, with Grant LaMontagne, a then-incumbent director, considered the fifth Nexus designee for purposes of the Investment Agreement (collectively, the “Nexus Designees”). Pursuant to the Investment Agreement, Nexus has the right to designate a number of directors proportionate to its ownership of the Company on an as-converted basis, subject to applicable law and stock exchange rules. Nexus has designated Grant LaMontagne, Michael Cohen, Kayla Dean Obia, and Kristin Patrick as nominees to be elected at the 2026 Annual Meeting.

Stockholder Nominations

The Nominating and Corporate Governance Committee will review and evaluate candidates submitted by stockholders for election to the Board using the same criteria set forth above, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our Bylaws. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should follow the procedures described later in this Proxy Statement under the heading “Submission of Future Stockholder Proposals.

Directors and Director Nominees

The following table sets forth the name, age and position of each Director Nominee. All Director Nominees other than Messrs. Cohen, Hamilton, and Vieth, and Ms. Dean Obia are independent within the meaning of applicable NYSE American listing standards. The Board has determined that each of Greg Graves, Grant LaMontagne, Maile Naylor, and Kristin Patrick are independent.

Name	Age	Position
Michael Cohen	49	Director
Greg Graves	65	Director
Laird Hamilton	62	Co-Founder, Chief Innovator and Director
Grant J. LaMontagne	70	Independent Chairman of the Board
Maile Naylor	52	Director
Kayla Dean Obia	31	Director
Kristin Patrick	55	Director
Jason Vieth	53	President, Chief Executive Officer and Director

Background and Experience

Biographical information for each Director Nominee, including age, term of office, and business experience (including directorships with publicly traded companies during the past five years) is set forth below. In addition, for each Director Nominee, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the Nominating and Corporate Governance Committee and our Board that each such person should serve as a director.

Michael Cohen Director (Nexus Designee) Director Since: 2026 Age: 49

Experience and Expertise

Mr. Cohen co-founded Nexus in 2013 and is a Managing Partner of the firm. Mr. Cohen also currently serves on the boards of directors of Acosta, Dollar Shave Club, MAV Beauty, Sugarbear and TOMS Shoes. Mr. Cohen previously served on the boards of directors of General Nutrition Centers, Smart & Final and Sprouts Farmers Market. Prior to co-founding Nexus, Mr. Cohen spent 13 years at Apollo Global Management in its Private Equity Group. He began his career in the Mergers and Acquisitions Group of Salomon Smith Barney. Mr. Cohen received his B.B.A. from Emory University.

Greg Graves Independent Director Director Since: 2018 Age: 65 Other Public Boards: ● Axcelis Technologies ● SkyWater Technology

Experience and Expertise

Mr. Graves has served as a member of our Board since 2018. He served as Chief Financial Officer of Entegris, Inc. from April 2007 to May 2023. Prior to joining Entegris, Mr. Graves held positions in investment banking and corporate development, including at Piper Jaffray, RBC (Dain Rauscher) and The Pillsbury Company. From May 2017 to June 2019, Mr. Graves served as a director and Chairman of the audit committee of Plug Power Inc. (NASDAQ: PLUG), an energy solutions provider. From March 2022 to May 2025, Mr. Graves served a director of SkyWater Technology (semiconductor specialty foundry) where he was Chairman of the Audit Committee. Mr. Graves holds a B.A. and master’s degree in accounting and taxation from the University of Alabama and an M.B.A. from the University of Virginia.

Laird Hamilton Co-Founder & Chief Innovator Director Since: 2015 Age: 62

Experience and Expertise

Mr. Hamilton co-founded Laird Superfood and has served as a member of our Board since its founding in 2015. Mr. Hamilton is an American athlete best known for his accomplishments in big wave surfing. Over the past 25 years, Mr. Hamilton has also been hailed as an innovator in several crossover board sports, including tow-in surfing, stand-up paddle boarding and hydrofoil boarding. For the past decade Mr. Hamilton has been focused on bringing his expertise and passion for fitness and nutrition to the masses. He has accomplished this by creating and co-founding several businesses focused on this mission. Most notably, in June 2015, Mr. Hamilton co-founded Laird Superfood, Inc. to focus on introducing his nutritional ideas to the broader public. Mr. Hamilton also co-created XPT Extreme Performance Training, a performance lifestyle brand, the following year to focus on his philosophies in exercise and lifestyle.

Grant J. LaMontagne Independent Chairman of the Board (Nexus Designee) Director Since: 2021 Age: 70

Experience and Expertise:

Mr. LaMontagne has served as a member of our Board since December 2021 and was appointed Chairman of the Board effective March 12, 2026, succeeding Geoffrey T. Barker. In connection with the closing of the Nexus Investment in March 2026, Mr. LaMontagne was designated by Nexus to continue serving on the Board as one of the Nexus Designees. Mr. LaMontagne has over 40 years of experience in the consumer-packaged goods (“CPG”) industry, leading large CPG customer organizations as SVP, Chief Customer Officer at Clorox Co. (NYSE: CLX) through 2013 and President, Consumer Sales/Customer Development, Kimberly-Clark North America through November 2017. He has a proven track record of building branded businesses and developing the people, capabilities and organizational structures necessary to achieve robust business results. Since January 2018, Mr. LaMontagne has served as a Senior Advisor for McKinsey & Company, focused specifically on creating single multifunctional strategic/demand plans driven by consumer segmentation, category growth ideas, and integrated commercial plans. He currently serves as the non-executive Board Chair for Acosta Sales & Marketing, one of the industry’s leading brand building agencies. Mr. LaMontagne holds a B.A. in Finance from the University of Massachusetts Amherst.

Maile Naylor Independent Director Director Since: 2020 Age: 52 Other Public Boards: ● BJ’s Wholesale Club ● Leslie’s Pool Supplies

Experience and Expertise

Maile Naylor has served on our Board since our IPO in September 2020. Ms. Naylor has been a member of the Board of Directors of BJ’s Wholesale Club (NYSE: BJ) since 2019. Ms. Naylor spent twenty-five years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an Investment Officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. She holds a bachelor’s degree in finance from Boston University and is a CFA charter holder.

Kayla Dean Obia Director (Nexus Designee) Director Since: 2026 Age: 31

Experience and Expertise

Mrs. Dean Obia, 31, joined Nexus in 2020 and serves as a Principal of the firm. She leads the firm’s investing efforts across the Beauty, Personal Care and Wellness sectors and currently serves on the boards of directors of MAV Beauty and TOMS Shoes. Prior to joining Nexus, Mrs. Dean Obia served as an investment professional at Abry Partners from 2018 to 2020, where she focused on investments across the firm’s private equity and senior equity funds. She began her career in the Financial Sponsors Group of Credit Suisse. Mrs. Dean Obia received her B.S. from the Haas School of Business at the University of California, Berkeley.

Kristin Patrick Director (Nexus Designee) Director Since: 2026 Age: 55 Other Public Boards: ● Super League Enterprises, Inc. ● Niagen Bioscience, Inc.

Experience and Expertise

Ms. Patrick has served as President, CMO and Chief Digital Officer of LVMH, Marc Jacobs since May 2024. Ms. Patrick previously served as Executive Vice President, Chief Marketing Officer and Head of E-commerce of Claire’s from March 2021 to May 2024. Additionally, Ms. Patrick served as Global Chief Marketing Officer at PepsiCo, Inc. from June 2013 to January 2019. Prior to her time with PepsiCo, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. and has also held various leadership positions with Walt Disney Company, Calvin Klein, Revlon, NBC Universal and Gap, Inc. Ms. Patrick also currently serves on the boards of directors of Super League Enterprises, Inc. (Nasdaq: SLE) and Niagen Bioscience, Inc. (Nasdaq: NAGE). Ms. Patrick is a Brandweek “Next Gen Marketer,” Reggie Award recipient, Forbes Top 50 Marketer and Adweek Marketing Vanguard. Ms. Patrick received her B.A. from Emerson College and her J.D. from Southwestern University.

Jason Vieth President & Chief Executive Officer Director Since: 2022 Age: 53

Experience and Expertise

Jason Vieth joined the Company as its President and Chief Executive Officer and as a director on January 31, 2022. Mr. Vieth’s extensive experience in the food and beverage industry includes his most recent position as Executive Vice President of Sovos Brands from January 2021, where he managed the Breakfast and Snacks Group. Mr. Vieth’s prior experience includes nearly a decade spent at WhiteWave Foods (Danone) from January 2008 to April 2017, most recently as Senior Vice President and General Manager of the yogurt business. In addition, he has led food and beverage businesses such as poppi and Lifetime Fitness’ Life Café from April 2017 to April 2020. In addition, Mr. Vieth has nearly a decade of management consulting experience at The Boston Consulting Group (BCG) and Accenture. Mr. Vieth holds a B.S. in Finance from Miami University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Board Composition, Skills, and Experience

The table below summarizes certain key qualifications, skills and attributes possessed by our Director Nominees that support their respective contributions to our Board. A dot indicates a specific area of focus or expertise on which the Board particularly relies. Not having a dot does not mean the director does not possess that qualification or skill. Our directors’ biographies above describe each director’s background and relevant experience in more detail.

Qualifications and Experience	Cohen	Graves	Hamilton	LaMontagne	Naylor	Obia	Patrick	Vieth
Food & Beverage Industry Expertise			•	•	•		•	•
Operational Leadership		•		•				•
Growth-Stage Companies	•	•	•	•	•	•	•	•
Public Company Financing	•	•			•	•		•
Business Development and M&A	•	•		•	•	•		•
Accounting or Financial Expertise	•	•		•	•	•		•
Public Company Board Experience		•			•		•
Marketing or Brand Building			•	•			•	•
Private Equity / Capital Markets	•	•			•	•

The Board recommends that you vote “FOR” each Director Nominee.

CORPORATE GOVERNANCE

Board Independence

Under NYSE American listing standards, our Board is required to affirmatively determine that a majority of our directors are independent. In making independence determinations, the Board reviews, in light of relevant facts and circumstances, including each director’s commercial, accounting, legal, banking, consulting, family and other relationships, the requirements of NYSE American and the SEC. After considering all relevant facts and circumstances, the Board has affirmatively determined that Greg Graves, Grant J. LaMontagne, Maile Naylor, and Kristin Patrick, are “independent” as defined in the NYSE American listing standards. The Board has not made an affirmative independence determination with respect to Messrs. Vieth and Hamilton, who serve as executive officers, and has determined that Michael Cohen and Kayla Dean Obia are not independent solely because of their respective affiliations with Nexus, our controlling stockholder. See “Controlled Company Status” below.

Controlled Company Status

Following the completion of the Nexus Investment in March 2026 and the related subsequent issuance of Additional Shares in April 2026, affiliates of Nexus collectively hold securities representing approximately 73.7% of our common stock on a fully diluted, as-converted basis. As a result, we are a “controlled company” within the meaning of the NYSE American listing standards, and we are entitled to elect, and intend to elect, to rely on certain exemptions from the corporate governance requirements that would otherwise apply to listed companies, including the requirements that a majority of our Board be independent and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. Although we are entitled to rely on these exemptions, our Audit Committee continues to be composed entirely of independent directors who satisfy the heightened independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a controlled company, our stockholders will not be afforded the same protections generally as stockholders of other NYSE American–listed companies that are not controlled companies.

Board Leadership Structure

Our Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes the determination of whether to separate the roles of Chairman and Chief Executive Officer should be made from time to time based on the circumstances of the Company. The Board has determined that, at this time, the roles of Chairman and Chief Executive Officer should be separated and that the Chairman should be independent. Mr. Vieth, our President and Chief Executive Officer, serves on the Board, and Mr. LaMontagne serves as our independent Chairman.

Board Role in Risk Oversight

Our Board is responsible for overseeing our risk management function. Our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board believes that open communication between management and the Board is essential for effective risk management and oversight.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics, as and to the extent required by SEC regulations, at the corporate governance section of our website. Our Code of Business Conduct and Ethics is available in the “Investors — Governance” section of our corporate website, www.lairdsuperfood.com.

Insider Trading and Hedging Policies

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees and that is designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE American listing standards. Our insider trading policy prohibits our directors, officers, employees and other covered persons from engaging in hedging or pledging transactions involving our securities.

Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each committee operates under a written charter, available in the “Governance — Governance Documents” section of our corporate website. As a controlled company, we are entitled to rely on exemptions from the requirements that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors.

Name	Director Since	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Michael Cohen	2026	No	—	—	—
Greg Graves	2018	Yes	Chair	—	—
Laird Hamilton	2015	No	—	—	—
Grant J. LaMontagne	2021	Yes	Member	—	Member
Maile Naylor	2020	Yes	Member	Member	—
Kayla Dean Obia	2026	No	—	Chair	Chair
Kristin Patrick	2026	Yes	—	—	Member
Jason Vieth	2022	No	—	—	—
2025 Meetings	Board: 6		4	4	1

Committee assignments for Messrs. Cohen and Mses. Obia and Patrick will be confirmed by the Board following the Annual Meeting. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served during fiscal year 2025, except as otherwise noted.

Audit Committee

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. Among other matters, the Audit Committee:

•	appoints, oversees and evaluates the independent registered public accounting firm;
•	supervise and evaluate our independent registered public accounting firm the scope and plans for the annual audit of our financial statements;
•	approves audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	reviews with management and our independent registered public accounting firm our quarterly and annual financial statements;
•

coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our Code of Business Conduct and Ethics;

•	discusses with management our major financial risk exposures and the steps management has taken to monitor and control those exposures, including risk assessment and risk management policies;
•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and
•	reviews and approves related person transactions in accordance with our written policy.

The Audit Committee currently consists of Mr. Graves (Chair), Mr. LaMontagne, and Ms. Naylor. The Board has determined that each current and proposed Audit Committee member meets the heightened independence standards of Rule 10A-3 under the Exchange Act and the NYSE American listing standards and that Mr. Graves and Ms. Naylor qualify as “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee’s responsibilities include reviewing and approving compensation for our Chief Executive Officer and other executive officers, administering our equity compensation plans, reviewing and recommending non-employee director compensation, and overseeing our overall compensation philosophy and risk management practices related to compensation. The Compensation Committee currently consists of Ms. Dean Obia (Chair) and Ms. Naylor. As a controlled company, we are exempt from the requirement that the Compensation Committee be composed entirely of independent directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends to the Board candidates for election or re-election to the Board, oversees the composition and performance of the Board and its committees, and reviews and recommends corporate governance policies. The Nominating and Corporate Governance Committee currently consists of Ms. Dean Obia (Chair), Mr. LaMontagne, and Ms. Patrick. As a controlled company, we are exempt from the requirement that this committee be composed entirely of independent directors.

Non-Employee Director Compensation Program

At the time of our initial public offering, we adopted a non-employee director compensation plan covering non-employee directors. Under the plan, each non-employee director covered by the plan will receive an annual cash retainer and an annual grant of stock options and/or RSUs for board service, and if such non-employee director serves as a committee chair or a lead independent director, an additional annual cash retainer for such committee chair or lead independent director service. The Board has currently fixed the cash retainer for board service for non-employee directors at $45,000 per year, and the additional cash retainer for service as chairman of the Board or as lead independent director at $25,000 per year. The cash retainer for service as a member on a committee is fixed at $4,000 per year for each of the Nominating and Corporate Governance Committee and Compensation Committee and $7,000 per year for the Audit Committee, with an extra $4,000 per year for the chairs of the Nominating and Corporate Governance Committee and Compensation Committee and $7,000 per year for the chair of the Audit Committee. Cash retainers are paid quarterly in arrears, and directors joining mid-year have their cash retainers prorated for actual service. Each non-employee director will receive an annual retainer equity award issued under the Incentive Plan with the value of $55,000 (calculated based on the closing price on the record date of the annual meeting) on the grant date, which vests after one year. Each non-employee director may choose to have their equity awarded as stock options, RSUs, or a 50/50 split. Non-employee directors joining mid-year will be provided a prorated annual award for the number of full months of expected service until the next annual shareholder meeting. Such grant will have the other terms provided for in the Incentive Plan and the award agreement providing for such grant. Directors who are also employees, such as Messrs. Vieth and Hamilton, did not and will not receive any compensation for their services as directors.

No per-meeting fees are paid. We reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The table below sets forth information on the compensation of all of our non-employee directors for the year ended December 31, 2025. Messrs. Hamilton and Vieth, our Chief Innovator and Chief Executive Officer, respectively, are also members of the Board but did not receive any additional compensation for service as a director.

Director Compensation Table

Fiscal Year 2025

	Fees earned or paid in cash	Stock awards (1)	Total
Name	$	$	$
Geoffrey T. Barker (2)	77,000	54,998	131,998
Greg Graves	68,000	54,998	122,998
Maile Naylor	65,000	54,998	119,998
Patrick Gaston (2)	55,000	54,998	109,998
Grant LaMontagne	56,000	54,998	110,998
(1)

The amounts in this column represent the grant date fair value of the awards as calculated under FASB ASC Topic 718. The assumptions made in valuing awards reported in these columns are discussed in Note 9 to our audited consolidated financial statements appearing elsewhere in this Form 10-K.

(2)	In connection with the closing of the Transactions, Messrs. Barker and Gaston resigned from the Board effective March 12, 2026.

Changes Effective March 12, 2026

Effective March 12, 2026, the Board approved an updated non-employee director compensation policy. Pursuant to the updated non-employee director compensation policy, each non-employee director of the Company will be paid an annual cash retainer of $50,000. The chairperson of the Audit Committee, the Compensation Committee, and the Nominating Committee will each be paid an annual cash retainer of $10,000. Members of the Audit Committee, the Compensation Committee and the Nominating Committee will each be paid an annual cash retainer of $10,000, in addition to any cash retainer received for service as a committee chairperson. Each non-employee director is also eligible to receive an annual equity award under the Laird Superfood, Inc. 2020 Omnibus Incentive Plan with a value of $90,000, which will vest in full one year from the date of grant. Each non-employee director may choose to have their equity awarded as stock options, restricted stock units, or a 50/50 split. Mr. Graves, Mr. LaMontagne, Ms. Naylor, and Ms. Patrick will receive the Company’s standard compensation pursuant to the updated non-employee director compensation policy. Notwithstanding the foregoing, Messers. Cohen, Hamilton, and Vieth, and Ms. Dean Obia will not receive compensation in their capacities as directors of the Company.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by our directors that were outstanding as of December 31, 2025:

Name	Options Outstanding	RSUs Outstanding
	#	#
Geoffrey T. Barker (1)	—	8,716
Greg Graves	4,647	8,716
Maile Naylor	4,000	8,716
Patrick Gaston (1)	—	8,716
Grant LaMontagne	—	8,716

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of May 22, 2026:

Name	Position	Age
Jason Vieth	Chief Executive Officer and Director	53
Anya Hamill	Chief Financial Officer	52
Laird Hamilton	Co-Founder, Chief Innovator and Director	46

Jason Vieth, age 53, has served as the Company’s Chief Executive Officer and President since January 31, 2022. His business experience is discussed above in “Proposal 1 — Election of Directors.”

Anya Hamill, age 52, was appointed as the Company’s interim Chief Financial Officer, effective July 1, 2022, and was appointed the permanent CFO on November 4, 2022. Ms. Hamill possesses more than 20 years of strategic finance experience in both public consumer-packaged-goods and private-equity-backed emerging companies in the natural foods and beverages space. Ms. Hamill joined the Company as Vice President, Financial Planning and Analysis in April 2022 from Little Secrets Chocolate, where she served as chief financial officer from September 2018. Previously, Ms. Hamill served as the senior director of finance, premium yogurt at Danone North America from May 2017 through March 2018, and as senior director of finance, plant-based beverage and food and various other finance positions at WhiteWave Foods from March 2003 through May 2017. Ms. Hamill holds an MBA with a finance concentration from Leeds School of Business at the University of Colorado and a Bachelor of Arts from Saint-Petersburg State University of Engineering and Economics.

Laird Hamilton, age 62, has served as the Co-Founder and Chief Innovator since the Company’s inception. His business experience is discussed above in “Proposal 1 — Election of Directors

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Executive Compensation Overview

The information that follows provides an overview of the compensation provided to our NEOs who are listed in the table below, for the period of January 1, 2025 through December 31, 2025 (referred to herein as “fiscal 2025”) and the period of January 1, 2024 through December 31, 2024 (referred to herein as “fiscal 2024”).

Name	Position
Jason Vieth	Chief Executive Officer and Director
Anya Hamill	Chief Financial Officer
Laird Hamilton	Co-Founder, Chief Innovator and Director

Overall Philosophy and Objectives of Our Executive Compensation Programs

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term stockholder value. We identified the following objectives to help realize this goal:

Alignment with Stockholders.

•	Reward performance in a given year and achievements over a sustained period that are aligned with our stockholders’ interests.

Remain Competitive.

•	Attract, retain, and motivate the exceptional talent required to ensure our continued success.

Motivate Performance.

•	Ensure that the compensation program reinforces execution of overall strategy and achievement of our business objectives.

Reward Superior Performance.

•	Reinforce our pay-for-performance, entrepreneurial culture.

Elements of Compensation

The compensation program for our NEOs consists of the following elements of compensation, each described in greater depth below:

•	base salaries;
•	incentive bonuses; and
•	equity-based incentive compensation.

Base Salary

Base salaries are an annual fixed level of cash compensation that reflect each NEO’s role and responsibilities, and regional market considerations. The base salaries for our NEOs for fiscal 2025 are listed in the table below:

Name	Title	2025 Salary
Jason Vieth	Chief Executive Officer	$500,000
Anya Hamill (1)	Chief Financial Officer	325,000
Laird Hamilton (2)	Co-Founder, Chief Innovator and Director	187,500
(1)	Effective July 1, 2025, Ms. Hamill’s annual salary was increased from $300,000 to $325,000.
(2)	Effective July 1, 2025, Mr. Hamilton’s annual salary was increased from $125,000 to $187,500.

Incentive Bonuses

Our NEOs participate in an incentive bonus program, with a target bonus percentage, adjusted by certain company performance targets which are approved annually by the compensation committee.

Equity-Based Incentive Compensation

We pay equity-based compensation to our NEOs to link the long-term results achieved for our stockholders and the rewards provided to NEOs, thereby ensuring that such NEOs have a continuing stake in our long-term success. For fiscal 2025, annual equity awards were delivered in a combination of stock options and RSUs. The stock options and RSUs provided to our NEOs vest ratably over a multi-year service period as specified in the applicable award agreements.

Determining Executive Compensation

The Compensation Committee, guided by the principal objectives described in this section, approves the structure of the executive compensation program and administers the program for our executive officers. The Company engages a compensation consultant to provide independent external advice regarding executive compensation and to provide a competitive market pay analysis for our NEOs. Neither our compensation consultant nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services provided to the Compensation Committee.

Peer Group

The Compensation Committee approved a peer group of companies used for benchmarking compensation. Given the Company’s size, product offerings, and unique market position, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group companies include, but are not limited to, size (companies with revenue that generally range from 0.2x to 5x our total annual revenue) and business focus (companies that are publicly traded and primarily in the foods, beverage, and consumer health industries). Following the Navitas and Terrasoul acquisitions completed in 2026, the Compensation Committee, with input from our compensation consultant, expects to review and refresh the peer group for fiscal 2026.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Stock Awards ($) (2)	All Other Compensation	Total ($)
Jason Vieth, CEO	2025	500,000	326,667	—	—	14,000	840,667
	2024	462,500	310,333	88,765	2,185,260	10,350	3,057,208

Anya Hamill, CFO	2025	311,459	204,167	—	51,030	14,000	580,656
	2024	290,625	193,958	22,937	—	10,350	517,870

Laird Hamilton, Chief Innovator	2025	176,042	87,500	—	29,768	10,542	303,852
	2024	125,000	86,875	32,111	871,200	5,379	1,120,565
(1)

The amounts show in this column represent the aggregate grant-date fair value of stock options granted under our Incentive Plan to our NEOs, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the stock options are set forth in Note 10 to our audited consolidated financial statements appearing elsewhere in this Form 10-K.

(2)

This column reflects the aggregate grant date fair value of RSUs granted under our Incentive Plan to our NEOs, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the RSUs are set forth in Note 9 to our audited consolidated financial statements appearing elsewhere in this Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2025:

	Option Awards					Stock Awards
Name	Unexercised options exercisable (#)	Unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Unvested units (#)		Market value of unvested units ($) (1)
Jason Vieth	70,312	4,688	(2)	7.64	1/31/2032	—		—
	46,875	3,125	(2)	25.00	1/31/2032	—		—
	70,312	4,688	(3)	7.21	2/3/2032	—		—
	50,000	50,000	(7)	0.81	4/3/2033	—		—
	38,700	154,800	(8)	0.73	2/23/2034	—		—
	—	—		—		7,813	(2)	17,345
	—	—		—		50,000	(7)	111,000
	—	—		—		397,320	(8)	882,050
Anya Hamill	5,882	—	(4)	3.17	5/5/2032	—		—
	11,029	3,677	(5)	3.17	5/5/2032	—		—
	37,500	12,500	(6)	1.53	11/4/2032	—		—
	25,000	25,000	(7)	0.81	4/3/2033	—		—
	10,000	40,000	(8)	0.73	2/23/2034	—		—
	—	—		—		1,972	(5)	4,378
	—	—		—		12,500	(6)	27,750
	—	—		—		25,000	(7)	55,500
	—	—		—		9,000	(11)	19,980
Laird Hamilton	50,000	—	(9)	2.00	2/24/2026	—		—
	60,000	—	(10)	9.00	2/22/2028	—		—
	5,581	—	(11)	43.53	2/1/2031	—		—
	24,750	8,250	(5)	3.17	5/5/2032	—		—
	25,000	25,000	(7)	0.81	4/3/2033	—		—
	14,000	56,000	(8)	0.73	2/23/2034	—		—
	—	—		—		8,250	(5)	18,315
	—	—		—		25,000	(7)	55,500
	—	—		—		158,400	(8)	351,648
	—	—		—		5,250	(11)	11,655
(1)

The market value of unvested awards is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing sales price of our common stock on December 31, 2025, the last trading day of the year, which was $2.22.

(2)	These awards vest in four equal annual tranches ending January 31, 2026.
(3)	These awards vest in four equal annual tranches ending February 3, 2026.
(4)	These awards vested on May 5, 2023.
(5)	These awards vest in four equal annual tranches ending May 5, 2026.
(6)	These awards vest in four equal annual tranches ending November 4, 2026.
(7)	These awards vest in four equal annual tranches ending April 4, 2027.
(8)	These awards vest in five equal annual tranches ending February 23, 2029.
(9)	These awards vested on February 24, 2019.
(10)	These awards vested on February 22, 2020.
(11)	These awards vest in four equal annual tranches ending April 25, 2029.

Employment Arrangements

We have entered into employment agreements with Mr. Vieth and Ms. Hamill. Mr. Hamilton is currently not a party to an employment agreement with the Company. The employment agreements do not provide for a fixed employment term and set forth the executive’s annual salary, target bonus, if any, eligibility for employee benefits, the terms of equity grants, customary proprietary information assignment provisions, and non-competition and non-solicitation restrictions. The material terms of the employment agreements with our named executive officers are described under “Executive Compensation — Employment Arrangements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated by reference herein. There have been no material amendments to these arrangements during fiscal 2025, except as may be summarized in the 10-K.

Retirement Plans

We have not maintained, and do not currently intend to maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a tax-qualified 401(k) retirement savings plan in which all eligible employees, including our NEOs, may participate.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we provide the following disclosure regarding Principal Executive Officer (“PEO”) and other NEOs’ “compensation actually paid” (“CAP”) and certain Company performance measures for the fiscal years listed below. As a smaller reporting company, we are required to provide disclosure for only the three most recent fiscal years and are not required to present a peer group total stockholder return (“TSR”) comparator. The Compensation Committee did not consider the “compensation actually paid” calculations below when making its compensation decisions for any of the fiscal years presented.

Year (a)	SCT Total for PEO ($) (b)	CAP to PEO ($) (c)	Avg SCT Total for Non-PEO NEOs ($) (d)	Avg CAP to Non-PEO NEOs ($) (e)	Value of Initial Fixed $100 Investment Based on TSR ($) (f)	Net Income (Loss) ($) (h)
2025	840,667	(3,587,895)	442,254	(1,245,182)	264.29	(3,252,211)
2024	3,057,208	9,411,619	819,218	3,268,729	952.38	(1,820,161)
2023	699,561	796,415	353,484	300,368	108.33	(10,163,117)

PEO refers to the Company’s principal executive officer (Mr. Vieth in all years presented). The Company's non-PEO NEOs for whom the average compensation is presented are: (i) for 2025 and 2024, Anya Hamill and Laird Superfood, (ii) for 2023, Anya Hamill, Laird Hamilton, Andy Judd (former Chief Commercial Officer), and Steve Richie (former General Counsel and Secretary).  “Compensation actually paid” to the PEO and to the average of the non-PEO NEOs has been calculated in accordance with Item 402(v) of Regulation S-K and represents amounts that differ from the Summary Compensation Table totals. The adjustments necessary to reconcile SCT totals to CAP are set forth below.

Reconciliation of SCT Total to Compensation Actually Paid

	2025 ($)		2024 ($)		2023 ($)
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
SCT Total Compensation	840,667	442,254	3,057,208	819,218	699,561	353,484
Less: Stock and Option Awards Reflected in SCT	—	(40,399)	(2,274,025)	(463,124)	(136,328)	(45,443)
Plus: Year-End Fair Value of Equity Awards Granted in the Year Outstanding and Unvested at Year-End	—	15,818	5,521,200	1,272,000	182,000	60,667
Plus/(Less): Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(5,483,099)	(1,937,141)	2,935,707	1,560,871	18,922	4,702
Plus: Fair Value at Vesting of Equity Awards Granted in the Year that Vested in the Year	—	—	—	—	—	—
Plus/(Less): Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	1,054,537	274,287	171,529	89,463	32,260	3,959
Less: Fair Value as of Prior Year-End of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions during the Year	—	—	—	(9,698)	—	(77,000)
Compensation Actually Paid	(3,587,895)	(1,245,182)	9,411,619	3,268,729	796,415	300,368

Compensation actually paid vs. cumulative TSR

Cumulative TSR reflects the value at each fiscal year-end of $100 hypothetically invested in our common stock on December 31, 2022. The Company has not paid cash dividends during the periods presented.

Relationship Between CAP and Performance

The chart above illustrates the relationship between CAP for our PEO and for the average of our non-PEO NEOs, on the one hand, and our cumulative TSR, on the other hand, for fiscal 2023, 2024 and 2025. CAP for both groups has moved directionally with cumulative TSR, reflecting the substantial weight of stock-price-linked, mark-to-market equity awards in our executive compensation program; the relationship between CAP and our GAAP net loss over the same period (declining from $(10.2) million in 2023 to $(1.8) million in 2024 before widening to $(3.3) million in 2025) is less direct and primarily reflects the influence of operating performance on our stock price.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 regarding shares of common stock that may be issued under the Company’s equity compensation plans:

	Shares to be issued upon exercise of outstanding options, and rights (#)	Weighted average exercise price of outstanding options and rights ($) (1)	Securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (2)
Equity Compensation plans approved by security holders	2,114,117	3.73	1,202,649
Equity compensation plans not approved by security holders	—	—	—
Total	2,114,117	3.73	1,202,649
(1) Reflects the weighted-average exercise prices of outstanding options. There is no exercise price for outstanding RSUs.

(2) Reflects shares of common stock reserved for issuance under our Incentive Plan. The number of shares reserved for issuance under our Incentive Plan automatically increases on the first day of each fiscal year, beginning with the 2021 fiscal year, by a number equal to four percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the “beneficial ownership” of our common stock as of May 18, 2026 by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock; (ii) our directors and Director Nominees as of May 18, 2026; (iii) the NEOs listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options or upon conversion of Series A Preferred Stock) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act, which may result in a number that is different than the beneficial ownership number reported in forms filed pursuant to Section 16. The percentage of shares beneficially owned is computed on the basis of 11,004,348 shares of our common stock outstanding on May 18, 2026. An asterisk in the percent of class column indicates beneficial ownership of less than 1%. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated. Except as set forth below, the address for each beneficial owner listed is c/o Laird Superfood, Inc., 5303 Spine Road, Suite 204, Boulder, Colorado 80301.

Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Common Equivalents of Series A Preferred Stock (2)	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers
Anya Hamill	102,868	84,088	—	186,956	1.7%
Laird Hamilton	871,127	164,081	—	1,035,208	9.3%
Jason Vieth	302,934	352,400	—	655,334	5.8%
Directors and Director Nominees
Michael Cohen (2)	—	—	30,812,324	30,812,324	73.7%
Greg Graves	51,373	13,363	—	64,736	*
Grant J. LaMontagne	75,792	8,716	—	84,508	*
Maile Naylor	111,807	12,716	—	124,523	1.1%
Kayla Dean Obia	—	—	—	—	*
Kristin Patrick	—	—	—	—	*
All current directors and executive officers as a group (9 persons)	1,515,901	635,364	30,812,324	32,963,589	77.6%
Other 5% Stockholders
Nexus Capital Management LP (2)	—	—	30,812,324	30,812,324	73.7%
Danone Manifesto Ventures, PBC (1)	857,194	—	—	857,194	7.8%

*Indicates beneficial ownership of less than 1% of the total outstanding stock.

(1) Based solely on information contained in a Schedule 13G filed on October 2, 2020. Danone Manifesto Ventures, PBC is a wholly owned subsidiary of Danone North America Public Benefit Corporation, which is a wholly owned subsidiary of Compagnie Gervais Danone S.A., which is a wholly owned subsidiary of Danone S.A. Decisions regarding the voting or disposition of shares held by Danone Manifesto Ventures, PBC are made by the management of Danone Manifesto Ventures, PBC, provided that Danone S.A. may be deemed to share voting and dispositive power with respect to the shares held by Danone Manifesto Ventures, PBC. The address of Danone Manifesto Ventures, PBC and Danone North America Public Benefit Corporation is c/o Danone Manifesto Ventures, PBC, 12 West 21st St., 12th Floor, New York, New York 10010, and the address of Danone S.A. and Compagnie Gervais Danone S.A. is c/o Danone S.A., 17 boulevard Haussmann, 75009 Paris, France.

(2) Represents shares of common stock issuable upon conversion of Series A Preferred Stock purchased by affiliates of Nexus Capital Management LP for an aggregate of $110.0 million across the Initial Closing on March 12, 2026 and the Subsequent Closing on April 21, 2026, which is convertible, at the holder’s option, into shares of common stock at a fixed conversion price of $3.57 per share, subject to customary anti-dilution adjustments. The Series A Preferred Stock votes on an as-converted basis and accrues dividends at an annual rate of 5.0%. Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC are each affiliates of Nexus Capital Management LP, which serves as their investment manager. Damian Giangiacomo, Michael Cohen, and Daniel Flesh are the owners of Nexus Capital Management LP and its general partner entities. As a result of these holdings and the related Investment Agreement, affiliates of Nexus may be deemed to beneficially own approximately 73.7% of the Company’s common stock on a fully diluted, as-converted basis. The address of Nexus Capital Management LP is 11150 Santa Monica Boulevard, Suite 400, Los Angeles, CA, 90025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy, effective upon the closing of our initial public offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

Related Person Transactions

The following is a description of transactions since January 1, 2024 to which we have been or are to be a participant, in which the amount exceeds $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.

Agreement with Gabrielle Reece

On October 26, 2022, the Company executed an influencer agreement with Gabrielle Reece, the wife of Mr. Hamilton, our co-founder and Chief Innovator, to provide certain marketing services for a term originally ending December 31, 2023, which has been extended through December 31, 2025, with an option to renew for additional one-year terms. In connection with these services, during the fiscal year ended December 31, 2025, the Company paid Ms. Reece $0.3 million , and during each of the three months ended March 31, 2026 and 2025, the Company recognized advertising expenses totaling $0.1 million. As of March 31, 2026 and December 31, 2025, amounts payable to Ms. Reece of $52.5 thousand and $46.5 thousand, respectively, are included in related party liabilities on the Company’s balance sheets.

Nexus Investment and Related Agreements

On December 21, 2025, the Company entered into the Investment Agreement. On March 12, 2026, concurrently with the Navitas Acquisition, the Investor purchased the Initial Shares at a purchase price of $1,000 per share for gross proceeds of $50.0 million (the “Nexus Investment”). On April 21, 2026, in connection with the Company’s acquisition of Terrasoul, the Investor purchased the Additional Shares for an additional $60.0 million in gross proceeds. As of May 18, 2026, affiliates of Nexus collectively hold 110,000 shares of Series A Preferred Stock, representing beneficial ownership of approximately 73.7% of the Company’s common stock on a fully diluted, as-converted basis.

Nexus serves as investment manager to the Investor and may be deemed an indirect beneficial owner of the securities held thereby. Damian Giangiacomo, Michael Cohen, and Daniel Flesh are the owners of Nexus Capital Management LP and its general partner entities. Pursuant to the Investment Agreement, Nexus has the right to designate up to five members of our Board so long as Nexus continues to hold specified ownership thresholds, subject to applicable law and stock exchange rules. Messrs. Cohen and LaMontagne and Mses. Obia and Patrick currently serve as Nexus Designees. The Investment Agreement also contains customary registration rights, preemptive rights, information rights, and certain consent rights with respect to specified corporate actions.

The Series A Preferred Stock is convertible, at the holder’s option, into shares of common stock at a fixed conversion price of $3.57 per share, subject to customary anti-dilution adjustments, votes on an as-converted basis with the common stock as a single class on all matters submitted to a vote of stockholders, and accrues dividends at an annual rate of 5.0%, payable in cash or, at the Company’s option, in additional shares of Series A Preferred Stock. The terms of the Series A Preferred Stock and the Investment Agreement are described in more detail in Note 3 — Mezzanine Equity and Note 11 — Related Parties to our unaudited consolidated condensed financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended December 31, 2025, except for late Form 4 filings by (i) Jason Vieth on April 11, 2025, and (ii) Anya Hamill on November 7, 2025, each with respect to withholding shares of the Company’s common stock to satisfy taxes.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026, and the Board is asking stockholders to ratify this appointment at the Annual Meeting.

A representative of KPMG is expected to attend this year’s Annual Meeting electronically, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select KPMG as our independent registered public accounting firm for fiscal 2026, the Audit Committee determined that the appointment of KPMG is in the best interests of us and our stockholders.

KPMG has served as the Company’s independent registered public accounting firm since March 10, 2025. Previously, Moss Adams LLP (“Moss”) served as the Company’s independent registered public accounting firm from 2016 to March 10, 2025.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG, but may ultimately determine to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Vote Required and Board Recommendation

The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting by holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Auditor Ratification Proposal.

The Board recommends that you vote “FOR” the Auditor Ratification Proposal.

Principal Accountant Fees and Services

The following table shows the aggregate fees billed to us for professional services rendered in fiscal 2025 and fiscal 2024. Fiscal 2025 fees include amounts billed by KPMG; fiscal 2024 fees include amounts billed by Moss.

Fee Category	2025	2024
Audit Fees (1)	$248,455	$311,267
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees	—	—
Total Fees	$248,455	$311,267

(1) “Audit Fees” includes fees for professional services provided by our independent registered public accounting firm in connection with the audit of our annual consolidated financial statements included in our annual reports on Form 10-K, the review of quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings. The 2025 Audit Fees amount excludes additional fees expected to be incurred in connection with the audits of Navitas and Terrasoul.

(2) “Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included above under “Audit Fees.”

(3) “Tax Fees” includes fees for professional services for tax compliance, tax advice, and tax planning. “All Other Fees” includes fees for services not included in the other fee categories reported above.

Audit Committee Pre-Approval Policies and Procedures

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our Audit Committee or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Our independent registered public accounting firm provided the Audit Committee with information outlining the plan and scope of its proposed audit services to be performed during the year, which the Audit Committee reviewed with management. The Audit Committee pre-approved all services provided by our independent registered public accounting firm, including audit services and non-audit services, to ensure that they do not impair its independence. Audit Committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the Audit Committee prior to the completion of an audit. None of the services in 2025 and 2024 were approved by the Audit Committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the Audit Committee has specifically delegated to the Chair of the Audit Committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he reports the action taken to the Audit Committee at its next regular meeting. All of the above services and fees for 2025 and 2024 were pre-approved by our Audit Committee.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and NYSE American standards and is available in the “Investors — Governance” section of our corporate website, www.lairdsuperfood.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2025 and has discussed with KPMG, our independent registered public accounting firm for the fiscal year ended December 31, 2025, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG required under the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required.

The Audit Committee has engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is seeking ratification of such engagement by our stockholders.

AUDIT COMMITTEE

Greg Graves, Chair

Maile Naylor

Grant LaMontagne

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the related compensation tables, notes, and narrative discussion (collectively, “executive compensation”). This vote is commonly referred to as a “say-on-pay” vote.

Because we are emerging from our previously held status as an emerging growth company, the Annual Meeting is the first occasion on which we are required to submit a say-on-pay proposal to our stockholders. Our executive compensation programs are designed to attract, motivate, and retain talented executives while aligning the interests of our executives with those of our stockholders. We believe our compensation programs are reasonable and appropriately tailored to our size, business and stage of development. We encourage stockholders to review the “Executive Compensation” section of this Proxy Statement and the Summary Compensation Table for further information about our compensation programs and decisions affecting our NEOs.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the related compensation tables, notes, and narrative discussion, is hereby APPROVED, on an advisory basis.”

As an advisory vote, the outcome of this proposal is non-binding on the Company and the Board. However, the Compensation Committee and the Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Vote Required and Board Recommendation

Approval of the advisory Say-on-Pay Proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting by holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Say-on-Pay Proposal.

The Board recommends that you vote “FOR” the approval on an advisory basis of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are also providing our stockholders with the opportunity to cast an advisory, non-binding vote on how frequently future advisory votes on the compensation of our named executive officers will be submitted to our stockholders. Stockholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one year, every two years, or every three years. Stockholders may also abstain from voting.

After careful consideration, our Board has determined that holding an advisory vote on executive compensation every ONE YEAR is the most appropriate frequency for the Company at this time. The Board believes that an annual advisory vote will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in our proxy statements each year, and is consistent with the Company’s desire to maintain regular and transparent engagement with our stockholders on matters of executive compensation.

As an advisory vote, the outcome of this proposal is non-binding on the Company and the Board. The Board, however, intends to carefully consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Notwithstanding the recommendation of the Board and the outcome of the stockholder vote, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. The next required vote on the frequency of advisory votes on the compensation of our named executive officers must occur no later than our 2032 annual meeting of stockholders.

Vote Required and Board Recommendation

Stockholders may indicate their preferred voting frequency by choosing the option of one year, two years, or three years, or by abstaining from voting. The frequency receiving the greatest number of votes cast will be considered the preference of our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the Say-on-Frequency Proposal.

The Board recommends that you vote for a frequency of ONE YEAR for future advisory votes on the compensation of our named executive officers.

PROPOSAL NO. 5: APPROVAL OF SECOND INCENTIVE

PLAN AMENDMENT

Background

The Board is seeking the approval of our stockholders of an amendment to the Incentive Plan, which was adopted by our Board on May [22], 2026, to increase the number of shares of common stock available for issuance thereunder and extend the evergreen provision, subject to stockholder approval (the “Amendment”). The Incentive Plan was originally approved by our Board and by our stockholders prior to our IPO. Under the Incentive Plan as amended, we have reserved 5,195,202 shares of our common stock for issuance as awards under the Incentive Plan. The Incentive Plan, as amended, also includes an “evergreen” provision whereby the number of shares reserved for issuance under the Incentive Plan automatically increases on January 1st of each year through January 1, 2034, by the lesser of (i) 4% of the aggregate number of shares of common stock on such date; or (ii) an amount determined by the Company. As of May 18, 2026, there were 2,123,164 shares remaining available for future issuance as awards under the Incentive Plan.

As further described below, the Amendment would further increase the number of shares of common stock available for issuance pursuant to awards under the Incentive Plan by an additional 3,876,836 shares, to a total of 6,000,000 shares of our common stock and extends the evergreen provision for an additional two years.

We believe that operation of the Incentive Plan is a necessary and powerful tool in enabling us to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to key employees, key consultants, and non-employee directors; and to promote the success of our business. The Incentive Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of such employees, consultants, and directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. We have strived to use our Incentive Plan resources effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe there is an insufficient number of shares remaining under our Incentive Plan to meet our current and projected needs. Accordingly, our Board has determined that the Amendment is in the best interest of the Company and its stockholders. We believe that the Amendment, which increases the number of shares of common stock available for issuance pursuant to awards under the Incentive Plan, reflects best practices in our industry and is appropriate to permit the grant of equity awards at expected levels for the future.

If the Amendment is approved by our stockholders at the Annual Meeting, we intend to execute the Amendment and thereafter to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of common stock available for issuance under the Incentive Plan and previously issued shares that have been forfeited and returned to the Incentive Plan, as applicable.

A copy of the Amendment is included as Appendix A to this Proxy Statement. Described below is a summary of certain key provisions of the Incentive Plan, which is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2026.

Summary of the Proposed Amendment

Our Board adopted the Amendment on May 22, 2026, subject to stockholder approval, to increase the number of shares of our common stock available for issuance pursuant to awards under the Incentive Plan by an additional 3,876,836 shares, to a total of 6,000,000 shares of our common stock. In addition, the Amendment extends the term of the Incentive Plan to May 22, 2036 and modifies the Incentive Plan’s evergreen provision, by extending such provision an additional two years so that the last increase pursuant to the evergreen will be made on January 1, 2036, rather than January 1, 2034.

Description of the Incentive Plan

Purpose. The purpose of the Incentive Plan is to provide eligible individuals with an incentive to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability and that will benefit our stockholders and other important stakeholders, including our employees and customers. The Incentive Plan is also intended to provide a means of recruiting, rewarding and retaining key personnel. The Incentive Plan provides for the grant of stock options, stock appreciation rights (“SAR”), restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards.

Share Reserve. Subject to certain adjustments, as of May 18, 2026, the number of shares of our common stock that are reserved for issuance pursuant to awards under the Incentive Plan is 2,123,164 shares. If the Amendment is approved, (i) the total number of shares that may be issued pursuant to awards will be increased by 3,876,836 shares, to a total of 6,000,000, and (ii) the evergreen provision will be extended for an additional two years. As a result, the number of shares reserved for issuance under our Incentive Plan will automatically increase on January 1st of each year beginning January 1, 2027 through 2036, by a number equal to 4% of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the Company.

If any shares covered by an award granted under the Incentive Plan are not purchased or are forfeited or expire or otherwise terminate without delivery of any shares subject to the award, or are settled in cash in lieu of shares, then the number of shares subject to such award will, to the extent of any such forfeiture, termination, expiration or settlement, again be available for future issuance under the Incentive Plan. In addition, if shares subject to an award are applied to the exercise price or tax withholding obligations related to the award, such shares will again be available for future issuance under the Incentive Plan.

Administration. The Incentive Plan will be administered by our Board or a committee of our Board to which our Board delegates such administration (as applicable, the administrator). Subject to the terms of the Incentive Plan, the administrator has the complete discretion to determine the eligible individuals who are to receive awards under the Incentive Plan, to determine the terms and conditions of awards granted under the Incentive Plan and to make all decisions related to the Incentive Plan and awards granted thereunder. The administrator will also interpret the provisions of the Incentive Plan. Our Board has delegated full authority to administer the Incentive Plan to its Compensation Committee.

Eligibility. All of our employees and the employees of our affiliates are eligible to receive awards under the Incentive Plan. In addition, our non-employee directors, certain consultants and advisors who perform services for us and our affiliates, and any other individual whose participation in the Incentive Plan is determined to be in the best interests of the Company by the Compensation Committee may receive awards under the Incentive Plan. However, only our employees and our subsidiaries are eligible to receive incentive stock options. As of May 18, 2026, we had approximately 111 employees, one consultant, and six non-employee directors.

Stock Options. The Incentive Plan authorizes our Compensation Committee to grant incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as amended, the “Code”) and stock options that do not qualify as incentive stock options, or non-qualified stock options. The maximum number of shares that may be issued under the Incentive Plan pursuant to the exercise of incentive stock options is 3,000,000. The Compensation Committee will determine the exercise price of each stock option, provided that the price must be equal to at least the fair market value of our shares of common stock on the date on which the stock option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of a stock option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The Compensation Committee will determine at what time or times each stock option may be exercised and the period of time, if any, after death, disability or termination of employment during which stock options may be exercised. Stock options may be made exercisable in installments.

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by a grantee during any calendar year under all of our stock plans may not exceed $100,000. We will generally treat stock options or portions thereof that exceed such limit as non-qualified stock options.

Stock Appreciation Rights. The Incentive Plan authorizes our Compensation Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, shares of our common stock or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of our common stock on the date of exercise over the shares’ fair market value on the date of grant. SARs will become exercisable in accordance with terms determined by our Compensation Committee. SARs may be granted in tandem with a stock option grant or independently from a stock option grant. The term of a SAR cannot exceed 10 years from the date of grant.

Restricted Stock, Restricted Stock Units and Deferred Stock Units. The Incentive Plan authorizes our Compensation Committee to grant restricted stock, RSUs and deferred stock units. Restricted stock is an award of our common stock on which vesting restrictions are imposed that subject such shares of our common stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. A RSU is an award that represents the right to receive a compensation amount, based on the value of our shares of common stock, if vesting criteria established by the Compensation Committee are met. If the vesting criteria are met, we will settle RSUs in cash, shares of our common stock or a combination of the two. A deferred stock unit is a RSU that may be settled at some point in the future at a time or times consistent with the requirements of Section 409A of the Code.

Subject to the provisions of the Incentive Plan, our Compensation Committee will determine the terms and conditions of each award of restricted stock, RSUs and deferred stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the shares of our common stock subject to the award. A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends, except to the extent limited by our Compensation Committee. However, all cash dividends declared or paid on shares of restricted stock will not vest or become payable unless and until the shares of restricted stock to which the dividends apply become vested and nonforfeitable. In addition, all stock dividend payments or distributions, if any, received by a grantee with respect to shares of restricted stock as a result of any stock split, stock dividend, combination of stock or other similar transaction will be subject to the same vesting conditions and restrictions as applicable to such underlying shares of restricted stock.

Grantees of RSUs and deferred stock units will have no voting or dividend rights or other rights associated with stock ownership, although our Compensation Committee may award dividend equivalent rights on such units. Dividend equivalent rights granted as a component of another award will not vest or become payable unless and until the award to which the dividend equivalent rights correspond becomes vested and settled.

Dividend Equivalent Rights. The Incentive Plan authorizes our Compensation Committee to grant dividend equivalent rights in connection with the grant of any equity-based award other than stock options and SARs. Dividend equivalent rights entitle the grantee to receive, or to receive credits for the future payment of, cash, shares of our common stock or other property equal in value to dividend payments or distributions declared or paid by us with respect to a number of shares of our common stock specified in such dividend equivalent right (or other award to which such right relates), as if such shares had been issued to and held by the grantee as of the record date of such dividend or distribution. Dividend equivalent rights may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional dividend equivalent rights and may be payable in cash, shares of our common stock or a combination of the two; however, dividend equivalent rights granted as a component of another award which vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such underlying award are achieved, and if such performance goals are not achieved, such dividend equivalent rights will be forfeit and, to the extent already paid or distributed, must be repaid to the Company.

Other Equity-Based Awards. The Incentive Plan authorizes our Compensation Committee to grant other types of equity-based awards under the Incentive Plan. Other equity-based awards may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals or other vesting conditions, and may be payable in cash, shares of our common stock or a combination thereof. The terms and conditions that apply to other equity-based awards will be determined by our Compensation Committee.

Non-Employee Director Compensation Limitation. The Incentive Plan provides that the aggregate value of all cash compensation, other compensation and awards granted under the Incentive Plan paid by us to any of our non-employee directors in any fiscal year may not exceed $500,000; however, such amount will be $750,000 for the fiscal year in which the effective date of the Incentive Plan occurs or for the fiscal year of the non-employee director’s initial service as a non-employee director. Our Compensation Committee may make exceptions to these limitations for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Changes in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in our shares of common stock effected without the receipt of consideration by us, then the number and kind of shares for which grants of options and other awards may be made under the Incentive Plan will be adjusted proportionately and accordingly by our Compensation Committee. In addition, the number and kind of shares for which awards are outstanding, as well as the exercise price of outstanding options and SARs, will be adjusted proportionately and accordingly by our Compensation Committee.

Change in Control. Except as otherwise provided in the applicable award agreement, in another agreement with a grantee, or as otherwise set forth in writing, upon the occurrence of a “change in control” (as defined in the Incentive Plan) in which outstanding awards are not being assumed or continued, the following provisions will apply to the awards: (i) except for performance-based awards, all shares of restricted stock, RSUs, deferred stock units and dividend equivalent rights will be deemed to have vested and any underlying shares of our common stock will be deemed delivered immediately before the change in control; and (ii) at our Compensation Committee’s discretion, either all options and SARs will become exercisable 15 days before the change in control (with any exercise of an option or SAR during such 15 day period to be contingent upon the consummation of the change in control) and terminate upon the change in control to the extent not exercised, or all options, SARs, shares of restricted stock, RSUs, deferred stock units and/or dividend equivalent rights will be canceled and cashed out in connection with the change in control.

In the case of performance-based awards, if less than half of the performance period has lapsed, the award will be treated as though target performance has been achieved. If at least half of the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of the consummation of the change in control, as determined by our Compensation Committee in its sole discretion, and that level of performance will be treated as achieved immediately prior to the occurrence of the change in control. If our Compensation Committee determines that actual performance is not determinable, the award will be treated as though target performance has been achieved. Any awards that arise after performance is determined in accordance with this paragraph will be treated as set forth in the preceding paragraph. Other equity-based awards will be governed by the terms of the applicable award agreement.

If we experience a change in control in which outstanding awards will be assumed or continued by the surviving entity, then, except as otherwise provided in the applicable award agreement, in another agreement with a grantee, or as otherwise set forth in writing, upon the occurrence of the change in control, the Incentive Plan and the awards granted under the Incentive Plan will continue in the manner and under the terms so provided in the event of the change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution for such awards with new awards, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and SARs.

Claw-back; Transferability. All awards, including any proceeds, gain or other economic benefit upon receipt or exercise of any award or the receipt or resale of any shares underlying an award, will be subject to any Company claw-back policy, including the Company’s Incentive Compensation Recoupment Policy filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2026, or the applicable award agreement. Except in limited circumstances, awards granted under our Incentive Plan may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Incentive Plan Amendment and Termination. Our Board may amend, suspend or terminate the Incentive Plan at any time; provided that no amendment, suspension or termination may impair a participant’s rights under outstanding awards without his or her consent. Our stockholders must approve any amendment if such approval is required under applicable law or national securities exchange listing rules. Unless terminated sooner by our Board or extended with stockholder approval, the Incentive Plan will terminate on the tenth anniversary of the effective date.

No Repricing without Stockholder Approval. Except in connection with certain corporate transactions, we may not, without obtaining stockholder approval: (i) amend the terms of outstanding options or SARs to reduce the applicable exercise price; (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the then current underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, RSUs, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option (“ISO”) is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options (as described in more detail below). In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the option price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired upon exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the ISO was granted or (ii) one year after the shares were transferred to the participant (referred to as, the “Holding Period”). If a participant disposes of shares acquired upon exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired upon exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s option price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the disqualifying disposition occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In addition, the amount received in such disqualifying disposition over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired upon exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the disqualifying disposition over the basis of the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares. If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the option price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the option price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares to recognize ordinary income on the date of transfer of the restricted shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, paid for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

Other Awards. In the case of an award of RSUs, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise or conversion of an award under the Incentive Plan, as applicable, is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require, as a condition to delivery of any certificate for shares of common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees no later than January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Us. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during that taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes) payable by the individual on the value of such accelerated rights, and (ii) the loss by us of a compensation deduction.

Interests of Directors and Executive Officers

All members of our Board and all of our executive officers are eligible for awards under the Incentive Plan and, thus, have a personal interest in the approval of the Incentive Plan.

New Plan Benefits

Future awards under the Incentive Plan will be granted at the discretion of the Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such awards cannot be determined at this time. No awards have been granted that are contingent on the approval of the Amendment. Currently, our non-employee directors are eligible to receive equity compensation for their services as directors as described above under the "Non-Employee Director Compensation Program".

Vote Required and Board Recommendation

The Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting by holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Incentive Plan Amendment Proposal.

The Board recommends that you vote “FOR” the approval of the Incentive Plan Amendment Proposal.

PROPOSAL NO. 6: OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the Notice of Annual Meeting of Stockholders. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice and elsewhere in this Proxy Statement. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Stockholders are accordingly being asked to authorize the proxy holders to transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s), or recess(es) thereof.

ADDITIONAL INFORMATION

Availability of Certain Information

In addition to delivering paper copies of these proxy materials to you by mail, the Notice, this Proxy Statement, the form of proxy and our 2025 Annual Report are available at www.proxyvote.com. The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC, all of which are available free of charge at www.sec.gov and on the “Investors” section of our corporate website at www.lairdsuperfood.com. Information on our website is not incorporated by reference into this Proxy Statement.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered.

Submission of Future Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) and the Company’s Bylaws, stockholders may submit proposals for inclusion in our proxy statement for the 2027 annual meeting (the “2027 Proxy Statement”). For a proposal to be considered for inclusion in the 2027 Proxy Statement, the proposal must be submitted in writing to our Corporate Secretary at Laird Superfood, Inc., 5303 Spine Road, Suite 204, Boulder, Colorado, 80301, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement; provided, however, that if our 2027 Annual Meeting of Stockholders is held more than 30 days before or 30 days after the one year anniversary of our 2026 Annual Meeting, we will announce a new required receipt date.

Stockholders wishing to (i) submit a proposal outside the proposal process mandated by Rule 14a-8 to be presented at the 2027 Annual Meeting of Stockholders or (ii) include director nominees in the Company’s proxy card for the 2027 Annual Meeting, in each case pursuant to the advance notice provisions of our Bylaws, must deliver the proposal or nomination to our Corporate Secretary between February, 25, 2027 and March 27, 2027; provided, however, that if the 2027 Annual Meeting date is held more than 30 days before or more than 60 days after the one-year anniversary of our 2026 Annual Meeting, then stockholders must provide notice within other time periods specified in our Bylaws. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act and in the Company’s Bylaws.

Holders of common stock who wish to have proposals submitted for inclusion in the 2027 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our Bylaws.

LAIRD SUPERFOOD, INC.
5303 SPINE ROAD, SUITE 204
BOULDER, CO 80301

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LSF2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00857-P54180

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAIRD SUPERFOOD, INC.

The Board of Directors recommends you vote FOR each of the Nominees in Proposal 1.

1. Election of Directors.

Nominees:	**For**	**Withhold**
1a. Michael Cohen	☐	☐
1b. Maile Naylor	☐	☐
1c. Kayla Dean Obia	☐	☐
1d. Gregory Graves	☐	☐
1e. Laird Hamilton	☐	☐
1f. Grant LaMontagne	☐	☐
1g. Jason Vieth	☐	☐
1h. Kristin Patrick	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR Proposal 2.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.	**For**	**Against**	**Abstain**
3. Approval, by non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote for a frequency of 1 YEAR for future advisory votes on the compensation of our named executive officers.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approval, by non-binding advisory vote, the frequency of holding a future advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any recess(es), adjournment(s) or postponement(s) thereof will be voted on by the named proxies in their discretion.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the Nominees in Proposal 1, FOR Proposals 2, 3 and 5 and for 1 YEAR on Proposal 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This communication presents only an overview of the more complete proxy materials. We encourage you to review all of the important information contained in the proxy materials before voting.

T00858-P54180

LAIRD SUPERFOOD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2026

The stockholder(s) hereby appoint(s) Jason Vieth and Anya Hamill, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Laird Superfood, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Mountain Time on June 25, 2026, via live web cast at www.virtualshareholdermeeting.com/LSF2026, and any recess(es), adjournment(s) or postponement(s) thereof.

In their discretion, Jason Vieth and Anya Hamill, or either of them, are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 5, FOR 1 YEAR ON PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

APPENDIX A

FORM OF SECOND AMENDMENT TO THE 2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Laird Superfood, Inc. (the "Company") has previously adopted the 2020 Omnibus Incentive Plan, as amended (the “Incentive Plan”), pursuant to which grants with respect to shares of the Company’s common stock may be awarded;

WHEREAS, pursuant to Section 5.2 of the Incentive Plan, the Board of Directors of the Company (the "Board") may amend the Incentive Plan or any portion thereof at any time; and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its shareholders to amend the Incentive Plan (i) to increase the aggregate number of shares of the Company’s common stock that may be issued under the Incentive Plan, as set forth in Section 4.1 of the Incentive Plan, by an additional 3,876,836 shares, to a total of 6,000,000, shares of the Company’s common stock, (ii) extend the term of the Incentive Plan, such that the Incentive Plan will terminate on the first to occur of (a) May 22, 2036, (b) the date determined in accordance with Section 5.2 of the Incentive Plan and (c) the date determined in accordance with Section 16.3 of the Incentive Plan, and (iii) extend the evergreen provision of the Incentive Plan by two years.

NOW, THEREFORE, BE IT

RESOLVED, that the form, terms and provisions of this Second Amendment to the Incentive Plan (this "Amendment") be, and hereby are, adopted and approved in all respects, subject to approval by the shareholders at the shareholders’ annual meeting.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

LAIRD SUPERFOOD, INC.

By:

Name:

Title:

A-1

APPENDIX B

NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we refer to Adjusted EBITDA, which is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) expense, net; (2) income tax (benefit) expense; (3) depreciation and amortization expenses; (4) stock-based compensation; (5) acquisition, integration, and transaction-related expenses; (6) costs incurred in connection with strategic initiatives and reorganization activities; and (7) other non-recurring items. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations of Adjusted EBITDA to the most directly comparable GAAP measure are included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q filed with the SEC.

	Years Ended December 31,
	2025	2024
Net loss	$(3,252,211)	$(1,820,161)
Adjusted for:
Depreciation and amortization	253,719	270,271
Stock-based compensation	1,883,513	1,637,788
Income tax expense	20,746	60,324
Other Income	(182,635)	(413,255)
Impairment of long-lived intangible assets	661,103	—
Product quality issue (a)	—	(434,329)
Acquisition costs (b)	932,856	—
Adjusted EBITDA	$317,091	$(699,362)

(a) In January 2023, the Company identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. The Company previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. The Company reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.

(b) On December 21, 2025, the Company entered into an agreement to acquire Navitas Organics and Global Superfood Company. The Company incurred professional fees related to this business combination in the year ended December 31, 2025.

B-1